EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
CERTIFICATION

In connection with the Quarterly Report of Innovative Food Holdings, Inc. (the "Company") on Form 10-QSB/A for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, John McDonald, Principal Financial Officer of the Company, certify,  pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The  information  contained in the Report  fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the Company.

/s/ John McDonald
John McDonald
Principal Financial Officer
April 18, 2008